Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2018 Third Quarter Results
Third Quarter Recurring Revenue Grows 13% Representing 90% of Total Revenue

Charleston, S.C. (October 29, 2018) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its third quarter ended September 30, 2018.

"We are driving digital transformation in each of the industry segments we serve through the delivery of innovative new cloud software technology, which has expanded the addressable markets for Blackbaud," said Mike Gianoni, Blackbaud's president and CEO. "Earlier this month, we hosted our largest-ever bbcon, the premier annual tech gathering for social good, and our attendees were ecstatic about our pace of innovation and new announcements. Over the last quarter, we've introduced an entirely new Cloud Solution for Faith Communities with the introduction of Blackbaud Church Management™. We announced our Cloud Solution for Higher Education and the introduction of a new Education Management portfolio, along with the addition of stewardship management and guided fundraising; enabling institutions to build a connected campus and manage the entire student lifecycle. And, we took another major step forward in our partnership with Microsoft with an Integrated Cloud Initiative for Nonprofits™, a joint initiative to accelerate cloud innovation in areas that address critical market needs across the mission lifecycle of nonprofits."

Third Quarter 2018 Results Compared to Third Quarter 2017 Results:

•	Total GAAP revenue was $209.5 million, up 7.8%, with $188.7 million in GAAP recurring revenue, representing 90.0% of total GAAP revenue. GAAP recurring revenue was up 12.6%.

•	Total non-GAAP revenue was $210.1 million, up 7.9%, with $189.2 million in non-GAAP recurring revenue, representing 90.1% of total non-GAAP revenue. Non-GAAP recurring revenue was up 12.8%.

•	Non-GAAP organic revenue increased 1.2% and non-GAAP organic recurring revenue increased 4.9%.

•	GAAP income from operations decreased 14.3% to $15.8 million, with GAAP operating margin decreasing 200 basis points to 7.5%.

•	Non-GAAP income from operations decreased 6.4% to $39.7 million, with non-GAAP operating margin decreasing 290 basis points to 18.9%.

•	GAAP net income decreased 12.9% to $11.2 million, with GAAP diluted earnings per share of $0.23, down $0.04.

•	Non-GAAP net income increased 4.4% to $28.4 million, with non-GAAP diluted earnings per share of $0.59, up $0.02.

•	Non-GAAP free cash flow was $57.8 million, a decrease of $1.3 million.

"We've been executing a new and more aggressive program to ramp hiring for sales and sales support roles in the third quarter,” said Tony Boor, Blackbaud's executive vice president and CFO. "There is a considerable opportunity for Blackbaud to better cover this large market and further improve our sales effectiveness. We're well underway in the hiring program with the expectation that we will begin to see material top-line return on these investments in late 2019 and more fully in 2020."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	Blackbaud released its inaugural Social Responsibility Report, providing an overview of the company’s global social responsibility, governance and ethical practices.

•	Blackbaud and Microsoft expanded their partnership with an Integrated Cloud Initiative for Nonprofits™ and the introduction of jointly-developed Nonprofit Resource Management.

•
The company announced the Cloud Solution for Higher Education with the introduction of a new Education Management portfolio and the addition of stewardship management and guided fundraising tailored for higher education.

•	The company wrapped a successful bbcon 2018, the premier tech gathering for social good, and announced a new partnership with Points of Light.

•	AnitaB.org recognized Blackbaud as one of the 2018 Top Companies for Women Technologists.

•
Blackbaud was included in IDC’s “Worldwide Software as a Service and Cloud Software Market Shares, 2017: A Year of Expanding Platforms” report, ranking No. 24 for the second straight year on IDC’s list of “Top 100 Cloud Software Vendors by Revenue” and climbing two spots to No. 18 on IDC’s list of “Top 20 Worldwide SaaS Applications Revenue by Vendor.”

•
Blackbaud reported that a Nucleus Research ROI Case Study of StarCare Specialty Health System found that by deploying Financial Edge NXT®, organizations can improve financial transparency, save time and effectively manage their programs.

•
Blackbaud announced the results of a commissioned Total Economic Impact™ study conducted by Forrester Consulting, which examines the return on investment that a healthcare organization (Inova Health Foundation) may experience by deploying currently using Blackbaud Raiser's Edge NXT™ and Grateful Patient Solution.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a fourth quarter 2018 dividend of $0.12 per share payable on December 14, 2018 to stockholders of record on November 28, 2018.

Financial Outlook
Blackbaud today reaffirmed its 2018 full year financial guidance as revised on October 8, 2018:

•	Non-GAAP revenue of $844 million to $854 million

•	Non-GAAP operating margin of 19.3% to 19.6%

•	Non-GAAP diluted earnings per share of $2.46 to $2.52

•	Non-GAAP free cash flow of $143 million to $147 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

PRESS RELEASE

Reclassifications
Our revenue from "subscriptions" and "maintenance" and a portion of our "services and other" revenue have been combined within "recurring" revenue beginning in 2018. In order to provide comparability between periods presented, those amounts of revenue have been combined within "recurring" revenue in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. Similarly, "cost of subscriptions" and "cost of maintenance" and a portion of "cost of services and other" have been combined within "cost of recurring" in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. "Services and other" revenue has been renamed as "one-time services and other" and consists of revenue that did not meet the description of "recurring" revenue in the consolidated statements of comprehensive income. "Cost of services and other" has been renamed as "cost of one-time services and other" and consists of costs that did not meet the description of those related to "recurring" revenue in the consolidated statements of comprehensive income.

Adoption of New Revenue Accounting Standard
On January 1, 2018, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), using the full retrospective method of transition, which requires that the standard be applied to all periods presented. The impacts of adoption are reflected in the financial information herein. We have provided more detailed information regarding the impact of our adoption of ASU 2014-09 in a Form 8-K filed with the Securities and Exchange Commission on April 30, 2018. We have also made that information accessible via the Investor Relations section of our website.

Conference Call Details
What:    Blackbaud's 2018 Third Quarter Conference Call
When:    October 30, 2018
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0462 (US/Canada); passcode 013759.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing, and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Brian Kosoy
Director of Investor Relations	Director, External Affairs
843-654-2097	843-654-3004
mark.furlong@blackbaud.com	brian.kosoy@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2018 full-year financial guidance.

PRESS RELEASE

These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

As previously disclosed, beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective

PRESS RELEASE

tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$25,352	$29,830
Restricted cash due to customers	179,729	610,344
Accounts receivable, net of allowance of $4,518 and $5,141 at September 30, 2018 and December 31, 2017, respectively	95,858	95,679
Customer funds receivable	5,501	1,536
Prepaid expenses and other current assets	68,842	61,978
Total current assets	375,282	799,367
Property and equipment, net	42,901	42,243
Software development costs, net	68,289	54,098
Goodwill	547,338	530,249
Intangible assets, net	305,394	314,651
Other assets	65,512	57,238
Total assets	$1,404,716	$1,797,846
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$25,453	$24,693
Accrued expenses and other current liabilities	44,391	54,399
Due to customers	185,230	611,880
Debt, current portion	8,576	8,576
Deferred revenue, current portion	302,840	275,063
Total current liabilities	566,490	974,611
Debt, net of current portion	416,680	429,648
Deferred tax liability	47,405	48,023
Deferred revenue, net of current portion	3,429	3,643
Other liabilities	7,027	5,632
Total liabilities	1,041,031	1,461,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 59,323,548 and 58,551,761 shares issued at September 30, 2018 and December 31, 2017, respectively	59	59
Additional paid-in capital	386,657	351,042
Treasury stock, at cost; 10,756,662 and 10,475,794 shares at September 30, 2018 and December 31, 2017, respectively	(266,597)	(239,199)
Accumulated other comprehensive income (loss)	602	(642)
Retained earnings	242,964	225,029
Total stockholders’ equity	363,685	336,289
Total liabilities and stockholders’ equity	$1,404,716	$1,797,846

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue
Recurring	$188,656	$167,506	$562,251	$493,942
One-time services and other	20,876	26,918	65,137	77,143
Total revenue	209,532	194,424	627,388	571,085
Cost of revenue
Cost of recurring	76,535	66,747	221,964	196,800
Cost of one-time services and other	18,702	20,258	56,482	62,682
Total cost of revenue	95,237	87,005	278,446	259,482
Gross profit	114,295	107,419	348,942	311,603
Operating expenses
Sales, marketing and customer success	49,077	42,646	143,047	126,223
Research and development	24,218	22,071	75,473	67,647
General and administrative	24,894	23,545	78,392	67,350
Amortization	1,237	734	3,707	2,164
Restructuring	(914)	—	3,585	—
Total operating expenses	98,512	88,996	304,204	263,384
Income from operations	15,783	18,423	44,738	48,219
Interest expense	(4,140)	(3,092)	(11,960)	(8,685)
Other (expense) income, net	(147)	468	359	1,581
Income before provision for income taxes	11,496	15,799	33,137	41,115
Income tax provision (benefit)	332	2,975	(2,370)	4,120
Net income	$11,164	$12,824	$35,507	$36,995
Earnings per share
Basic	$0.24	$0.27	$0.75	$0.79
Diluted	$0.23	$0.27	$0.74	$0.78
Common shares and equivalents outstanding
Basic weighted average shares	47,279,591	46,711,709	47,174,903	46,627,213
Diluted weighted average shares	48,160,146	47,846,997	48,074,698	47,679,103
Dividends per share	$0.12	$0.12	$0.36	$0.36
Other comprehensive income (loss)
Foreign currency translation adjustment	1,047	(108)	(1,333)	(305)
Unrealized gain (loss) on derivative instruments, net of tax	566	(267)	2,410	(89)
Total other comprehensive income (loss)	1,613	(375)	1,077	(394)
Comprehensive income	$12,777	$12,449	$36,584	$36,601

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2018	2017
Cash flows from operating activities
Net income	$35,507	$36,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,993	54,765
Provision for doubtful accounts and sales returns	4,760	7,246
Stock-based compensation expense	35,683	31,055
Deferred taxes	1,430	(568)
Amortization of deferred financing costs and discount	564	650
Other non-cash adjustments	(2,085)	572
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(4,480)	(17,097)
Prepaid expenses and other assets	(12,372)	(2,524)
Trade accounts payable	(134)	(2,891)
Accrued expenses and other liabilities	(6,923)	(9,522)
Deferred revenue	25,888	24,704
Net cash provided by operating activities	137,831	123,385
Cash flows from investing activities
Purchase of property and equipment	(12,910)	(8,417)
Capitalized software development costs	(26,629)	(20,605)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(45,315)	(49,729)
Purchase of derivative instruments	—	(516)
Proceeds from settlement of derivative instruments	—	1,030
Net cash used in investing activities	(84,854)	(78,237)
Cash flows from financing activities
Proceeds from issuance of debt	219,900	588,300
Payments on debt	(233,225)	(594,144)
Debt issuance costs	—	(3,085)
Employee taxes paid for withheld shares upon equity award settlement	(27,398)	(19,092)
Proceeds from exercise of stock options	11	14
Change in due to customers	(425,218)	(214,244)
Change in customer funds receivable	(4,371)	—
Dividend payments to stockholders	(17,484)	(17,299)
Net cash used in financing activities	(487,785)	(259,550)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(285)	(126)
Net decrease in cash, cash equivalents, and restricted cash	(435,093)	(214,528)
Cash, cash equivalents, and restricted cash, beginning of period	640,174	370,673
Cash, cash equivalents, and restricted cash, end of period	$205,081	$156,145
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2018	December 31, 2017
Cash and cash equivalents	$25,352	$29,830
Restricted cash due to customers	179,729	610,344
Total cash, cash equivalents and restricted cash in the statement of cash flows	$205,081	$640,174

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP Revenue	$209,532	$194,424	$627,388	$571,085
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	571	349	1,838	697
Non-GAAP revenue	$210,103	$194,773	$629,226	$571,782

GAAP gross profit	$114,295	$107,419	$348,942	$311,603
GAAP gross margin	54.5%	55.2%	55.6%	54.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	571	349	1,838	697
Add: Stock-based compensation expense	1,270	934	4,010	2,675
Add: Amortization of intangibles from business combinations	10,625	9,976	31,688	29,903
Add: Employee severance	279	—	866	973
Add: Acquisition-related integration costs	—	—	25	86
Subtotal	12,745	11,259	38,427	34,334
Non-GAAP gross profit	$127,040	$118,678	$387,369	$345,937
Non-GAAP gross margin	60.5%	60.9%	61.6%	60.5%

GAAP income from operations	$15,783	$18,423	$44,738	$48,219
GAAP operating margin	7.5%	9.5%	7.1%	8.4%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	571	349	1,838	697
Add: Stock-based compensation expense	10,730	10,926	35,683	31,055
Add: Amortization of intangibles from business combinations	11,862	10,710	35,395	32,067
Add: Employee severance	682	128	1,713	2,994
Add: Acquisition-related integration costs	756	383	3,383	613
Add: Acquisition-related expenses	269	1,519	1,874	3,851
Add: Restructuring costs	(914)	—	3,585	—
Subtotal	23,956	24,015	83,471	71,277
Non-GAAP income from operations	$39,739	$42,438	$128,209	$119,496
Non-GAAP operating margin	18.9%	21.8%	20.4%	20.9%

GAAP income before provision for income taxes	$11,496	$15,799	$33,137	$41,115
GAAP net income	$11,164	$12,824	$35,507	$36,995

Shares used in computing GAAP diluted earnings per share	48,160,146	47,846,997	48,074,698	47,679,103
GAAP diluted earnings per share	$0.23	$0.27	$0.74	$0.78

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	332	2,975	(2,370)	4,120
Add: Total non-GAAP adjustments affecting income from operations	23,956	24,015	83,471	71,277
Add (less): Loss (gain) on derivative instrument	—	3	—	(472)
Add: Loss on debt extinguishment	—	137	—	299
Non-GAAP income before provision for income taxes	35,452	39,954	116,608	112,219
Assumed non-GAAP income tax provision(1)	7,090	12,785	$23,322	$35,910
Non-GAAP net income	$28,362	$27,169	$93,286	$76,309

Shares used in computing non-GAAP diluted earnings per share	48,160,146	47,846,997	48,074,698	47,679,103
Non-GAAP diluted earnings per share	$0.59	$0.57	$1.94	$1.60

(1)
Beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP revenue	$209,532	$194,424	$627,388	$571,085
GAAP revenue growth	7.8%		9.9%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(2,373)	10,228	(2,794)	31,033
Total Non-GAAP adjustments	(2,373)	10,228	(2,794)	31,033
Non-GAAP revenue (2)	$207,159	$204,652	$624,594	$602,118
Non-GAAP organic revenue growth	1.2%		3.7%

Non-GAAP revenue (2)	$207,159	$204,652	$624,594	$602,118
Foreign currency impact on non-GAAP revenue (3)	524	—	(3,459)	—
Non-GAAP revenue on constant currency basis (3)	$207,683	$204,652	$621,135	$602,118
Non-GAAP organic revenue growth on constant currency basis	1.5%		3.2%

GAAP recurring revenue	$188,656	$167,506	$562,251	$493,942
GAAP recurring revenue growth	12.6%		13.8%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(2,319)	10,182	(2,666)	30,749
Total Non-GAAP adjustments	(2,319)	10,182	(2,666)	30,749
Non-GAAP recurring revenue	$186,337	$177,688	$559,585	$524,691
Non-GAAP organic recurring revenue growth	4.9%		6.7%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP revenue for the prior year periods presented herein may not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Nine months ended September 30,
	2018	2017
GAAP net cash provided by operating activities	$137,831	$123,385
Less: purchase of property and equipment	(12,910)	(8,417)
Less: capitalized software development costs	(26,629)	(20,605)
Non-GAAP free cash flow	$98,292	$94,363